UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2012, Carrols Restaurant Group, Inc. (the “Company”), Carrols Corporation (“Carrols”), a wholly-owned subsidiary of the Company, and Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”), a wholly-owned subsidiary of Carrols, entered into a Separation and Distribution Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Transition Services Agreement in connection with the anticipated spin-off (the “Spin-Off”) of Fiesta Restaurant Group by the Company. It is anticipated that the Spin-Off will be effectuated through a pro rata stock dividend of all of the outstanding shares of the common stock of Fiesta Restaurant Group by the Company to its stockholders (the “Distribution”).

Separation and Distribution Agreement

The Separation and Distribution Agreement (the “Separation Agreement”) dated as of April 24, 2012 among the Company, Carrols, Carrols LLC (“Carrols LLC”), a wholly-owned subsidiary of Carrols (solely with respect to indemnification) and Fiesta Restaurant Group provides a framework for the relationship between the Company, Carrols and Fiesta Restaurant Group following the Spin-Off, requires cooperation between the parties to fulfill the terms of the Spin-Off and specifies the terms and conditions of the Spin-Off. The Separation Agreement provides that, except as otherwise provided in such agreement, Fiesta Restaurant Group will assume all of the liabilities and perform all of the obligations arising under or relating to the operation of the Pollo Tropical and Taco Cabana businesses whether incurred before or after the Spin-Off. The Separation Agreement also contains certain mutual releases of liability and cross indemnification provisions customary for this type of transaction.

The Distribution

Among other things, the Separation Agreement required the parties to cause Fiesta Restaurant Group’s Form 10 Registration Statement, File No. 001-35373 (the “Form 10 Registration Statement”), which registers Fiesta Restaurant Group’s common stock under the Securities Exchange Act of 1934 to become effective, the Information Statement (the “Information Statement”), which was an exhibit to the Form 10 Registration Statement, to the Company’s stockholders, take any necessary action under state securities laws and list Fiesta Restaurant Group’s common stock on The NASDAQ Global Market. Fiesta Restaurant Group’s common stock has been approved for listing on The NASDAQ Global Select Market.

On April 19, 2012, Fiesta Restaurant Group effected a 23,161.822 for one stock split of its common stock to ensure that a sufficient number of shares of Fiesta Restaurant Group common stock are available for the Distribution. On or prior to May 7, 2012 (the “Distribution Date”), Fiesta Restaurant Group will issue to the Company, and the Company will deliver to the distribution agent, a sufficient number of shares of Fiesta Restaurant Group’s common stock for distribution to the Company’s stockholders on the Distribution Date. On the Distribution Date, the record holders of the Company’s common stock as of April, 26, 2012 (the “Record Date”) will be entitled to receive one share of Fiesta Restaurant Group common stock for every one share of the Company’s common stock held by such holder.

Additional Covenants

Carrols currently is a guarantor under 66 of Fiesta Restaurant Group’s Pollo Tropical and Taco Cabana restaurant property leases and the primary lessee on five of Fiesta Restaurant Group’s Pollo Tropical restaurant property leases. After completion of the Spin-Off, it is anticipated that Carrols will remain as a guarantor under 37 of such Pollo Tropical and Taco Cabana restaurant property leases and the primary lessee on five of Fiesta Restaurant Group’s Pollo Tropical restaurant property leases. The Separation Agreement provides that the parties will cooperate and use their commercially reasonable efforts to obtain the release of such guarantees. Unless and until any such guarantees are released, Fiesta Restaurant has agreed to indemnify Carrols for any losses or liabilities or expenses that it may incur arising from or in connection with any such lease guarantees.

Carrols is currently a lessee of five Pollo Tropical restaurants. The Separation Agreement provides that the parties will cooperate and use their commercially reasonable efforts to cause Fiesta Restaurant Group to enter into a new master lease or individual leases with the lessor with respect to the Pollo Tropical restaurants where Carrols is currently a lessee. The Separation Agreement provides that until such new master lease or such individual leases are entered into, (i) Carrols will perform its obligations under the master lease for the five Pollo Tropical restaurants where it is a lessee and (ii) the parties will cooperate and use their commercially reasonable efforts to enter into with the lessor a non disturbance agreement or similar agreement which shall provide that Fiesta Restaurant Group or one of its subsidiaries shall become the lessee under such master lease with respect to such Pollo Tropical restaurants and perform the obligations of Carrols under such master lease in the event of a breach or default by Carrols.

Fiesta Restaurant, on the one hand, and the Company and Carrols, on the other hand, will provide each other with information (including, without limitation, corporate books and records) reasonably needed to comply with reporting, disclosure or filing requirements of governmental authorities; for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, claims, regulatory litigation or similar requirements (other than claims or allegations that one party has against the other); to comply with obligations under the Separation Agreement and ancillary agreements; or other significant business purposes as mutually determined in good faith by the parties. Fiesta Restaurant Group, and the Company and Carrols, will also provide further assurance to the other of execution and delivery of such other documentation as necessary or desirable to effect the purposes of the Separation Agreement.

Fiesta Restaurant Group, on the one hand, and the Company and Carrols, on the other hand, have agreed to release each other and each other’s respective directors, officers, members, managing members, agents and employees from all liabilities existing or arising from any acts or events occurring or failing to occur on or before the Distribution Date. These releases are subject to certain exceptions, including claims arising under the Separation Agreement and the ancillary agreements; any specified liabilities; any liability assumed by a party pursuant to the Separation Agreement; and liability for claims of third parties for which indemnification or contribution is available under the Separation Agreement.

Each of the Company and Carrols, on the one hand. and Fiesta Restaurant Group, on the other hand, have agreed to indemnify the other party and the other party’s respective affiliates, successors and assigns, stockholders, directors, officers, members, managing members, agents and employees against liabilities arising out of or resulting from the failure of the indemnifying party to perform or discharge liabilities for which it is responsible under the Separation Agreement; the business of such party; any liability contemplated to be assumed or retained by such party; any breach or failure to perform by such party of its obligations under the Separation Agreement or ancillary agreements; or any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading of such party in the registration statements or information statements filed with the Securities and Exchange Commission. The amount of each party’s indemnification obligations are subject to reduction by any insurance proceeds received by the party being indemnified. The Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Subject to customary exceptions, the parties have agreed to hold in strict confidence and not to disclose without the other party’s written consent, the confidential information of the other party. Each party will have sole authority to determine whether to assert or waive attorney-client, work product or other privileges with respect to its own information.

The Separation Agreement provides for (i) “tail” insurance and the rights of the parties to report claims for occurrences prior to the Distribution and set forth procedures for the administration of insured claims and (ii) continuing indemnification provided for Fiesta Restaurant Group’s officers, directors and employees under the Company’s amended and restated certificate of incorporation and amended and restated by-laws, as amended, to the same extent as such persons were previously indemnified prior to the Spin-Off for acts and omissions occurring at or prior to the Distribution Date and rights to advancement of expenses relating thereto.

For a period of two years following the Distribution Date, the parties have agreed not to solicit, recruit or hire any person who is employed by the other party immediately after the Distribution Date or was employed by the other party at any time during the six month period prior to the Distribution Date.

Dispute Resolution

The dispute resolution procedures set forth in the Separation Agreement apply to all disputes, controversies and claims arising out of the Separation Agreement, the ancillary agreements, the transactions that any of these agreements contemplate and the parties’ commercial or economic relationship relating to the Separation Agreement or any ancillary agreement except as provided in the Separation Agreement.

Either party may commence the dispute resolution process by notice to the other party. The dispute notice, and the required written response of the other party, will set forth the position of the respective parties and a summary of their arguments. The parties will then attempt in good faith to resolve the dispute by negotiation between executives of each party who have authority to settle the dispute.

If for any reason the dispute is not resolved through mediation within 90 days of delivery of the dispute notice, then the dispute will be submitted to binding arbitration under the auspices of JAMS.

The parties are not required to negotiate a dispute before seeking relief from an arbitrator regarding a breach of any obligation of confidentiality or any claim where interim relief is sought to prevent serious and irreparable injury. However, the parties are required to make a good faith effort to negotiate the dispute while the arbitration proceeding is pending.

Termination

The Separation Agreement and any of the ancillary agreements may be terminated at any time prior to the Distribution Date by and in the sole discretion of the Company, without Fiesta Restaurant Group’s approval. In the event of such termination, neither party will have any liability of any kind to the other party.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Tax Matters Agreement

The Tax Matters Agreement (the “Tax Matters Agreement”) dated as of April 24, 2012 among the Company, Carrols, Carrols LLC (solely with respect to indemnification) and Fiesta Restaurant Group (1) governs the allocation of the tax assets and liabilities between Fiesta Restaurant Group and the Company and Carrols, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the Spin-Off and (3) addresses certain other tax related matters, including, without limitation, those relating to (a) the obligations of the Company and Carrols and Fiesta Restaurant Group with respect to the preparation or filing of tax returns for all periods, and (b) the control of any income tax audits and any indemnities with respect thereto. The Tax Matters Agreement provides that if Fiesta Restaurant Group takes any actions after the Company’s distribution of Fiesta Restaurant Group’s shares in the Spin-Off that result in or cause the Distribution to be taxable to the Company, Fiesta Restaurant Group will be responsible under the Tax Matters Agreement for any resulting taxes imposed on Fiesta Restaurant Group or on the Company or Carrols. Further, the Tax Matters Agreement provides that Fiesta Restaurant Group will be responsible for 50% of the losses and taxes of the Company and its affiliates resulting from the Spin-Off not attributable to any such action of Fiesta Restaurant Group or an equivalent action by the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Tax Matters Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Employee Matters Agreement

The Employee Matters Agreement (the “Employee Matters Agreement”) dated as of April 24, 2012 among the Company, Carrols, Carrols LLC (solely with respect to indemnification) and Fiesta Restaurant Group provides for the transition of employee benefits arrangements and allocates responsibility for certain employee benefits matters on and after the Distribution Date, including, without limitation, the treatment of the Company’s existing welfare benefit plans, savings and retirement plans, equity-based plan and deferred compensation plan, and Fiesta Restaurant Group’s establishment of new plans.

The Employee Matters Agreement generally provides for the following:

On or prior to the Distribution Date, to the extent not previously transferred, certain officers and employees of the Company or Carrols that are expected to be employed primarily in Fiesta Restaurant Group’s business will be transferred to Fiesta Restaurant Group. Except as provided in the Employee Matters Agreement, Carrols will retain as of the Distribution Date all liabilities under the Carrols benefit plans.

Fiesta Restaurant Group employees who participated in an existing benefit plan of the Company or Carrols will transfer participation to a comparable plan that Fiesta Restaurant Group will establish as contemplated by the Employee Matters Agreement.

Fiesta Restaurant Group will provide employees of Carrols who become Fiesta Restaurant Group employees with credit for all purposes, including eligibility, vesting, determination of benefit levels and benefit accruals, under any of Fiesta Restaurant Group’s benefit programs, policies and plans that Fiesta Restaurant establishes to the same extent as was recognized by Carrols. Fiesta Restaurant Group will also credit these employees with the amount of accrued but unused vacation time and other time-off benefits.

Treatment of Carrols Restaurant Group Stock Based Awards

Employees of the Company, Carrols and its subsidiaries have been eligible to participate in the Company’s 2006 Stock Incentive Plan, as amended (the “Carrols Plan”). Under the Carrols Plan, the Company’s Compensation Committee has granted certain stock-based awards, including shares of restricted common stock of the Company and stock options to purchase common stock of the Company to employees and other eligible participants. The outstanding stock-based awards held by employees and other eligible participants of the Company, Fiesta Restaurant Group and its subsidiaries in connection with the Spin-Off were treated as set forth below. Pursuant to the Employee Matters Agreement, the Company continues to maintain the Carrols Plan after the completion of the Spin-Off, and Fiesta Restaurant Group has established a separate stock incentive plan.

Stock Options

In connection with the Spin-Off and in accordance with the Carrols Plan, all outstanding vested stock options under the Carrols Plan were converted on March 5, 2012 into shares of the Company’s common stock using a conversion formula to preserve the intrinsic value of each option to the holder. As part of the Spin-Off, holders who received shares of the Company’s common stock upon the conversion of vested stock options under the Carrols Plan will receive a distribution of one share of common stock of Fiesta Restaurant Group for one share of the Company’s common stock on the Distribution Date. On March 5, 2012, the Company issued 666,090 shares of its common stock upon the conversion of outstanding vested stock options under the Carrols Plan, and therefore, an additional 666,090 shares of Fiesta Restaurant Group common stock will be issued and distributed on the Distribution Date.

In connection with the Spin-Off and in accordance with the Carrols Plan, all outstanding unvested stock options under the Carrols Plan were converted on March 5, 2012 into restricted shares of the Company’s common stock using a conversion formula to preserve the intrinsic value of each option to the holder. The time period of the restrictions on transferability of the restricted shares of the Company’s common stock issued upon the conversion of unvested stock options under the Carrols Plan equal the remaining vesting period of such unvested stock options, and such restricted shares continue to be governed by the terms of the Carrols Plan. As part of the Spin-Off, holders who received restricted shares of the Company’s common stock upon the conversion of unvested stock options under the Carrols Plan will receive a distribution of one restricted share of common stock of Fiesta Restaurant Group for one restricted share of the Company’s common stock on the Distribution Date subject to the same terms and conditions applicable to the restricted shares of the Company’s common stock, including, but not limited to, the time period remaining on the restrictions on transfer and forfeiture provisions. Following the Distribution Date, (a) employees of Fiesta Restaurant Group and other eligible participants under the Carrols Plan will continue to hold restricted shares of the Company’s common stock subject to the terms of the Carrols Plan and (b) employees of the Company and other eligible participants under the Carrols Plan will continue to hold the restricted shares of Fiesta Restaurant Group common stock which will be received on the Distribution Date subject to the terms of the Carrols Plan. On March 5, 2012, the Company issued 288,435 restricted shares of its common stock upon the conversion of unvested stock options under the Carrols Plan, and therefore, 288,435 restricted shares of Fiesta Restaurant Group common stock will be issued and distributed on the Distribution Date.

Restricted Stock

In connection with the Spin-Off and in accordance with the Carrols Plan, on the Distribution Date persons who hold shares of the Company’s restricted common stock issued under the Carrols Plan will receive restricted shares of Fiesta Restaurant Group common stock subject to the same terms and conditions applicable to the restricted shares of the Company’s common stock, including, but not limited to, the time period remaining on the restrictions on transfer and forfeiture provisions. The restricted shares of Fiesta Restaurant Group common stock to be received on the Distribution Date will continue to be governed by the terms of the Carrols Plan. Each holder of restricted shares of the Company’s common stock will receive a distribution of one share of restricted common stock of Fiesta Restaurant Group for each one share of the Company’s restricted common stock held by such holder on the Record Date. Following the Distribution Date, (a) employees of Fiesta Restaurant Group and other eligible participants under the Carrols Plan will continue to hold restricted shares of the Company’s common stock subject to the terms of the Carrols Plan and (b) employees of the Company and other eligible participants under the Carrols Plan will continue to hold the restricted shares of Fiesta Restaurant Group common stock which will be received on the Distribution Date subject to the terms of the Carrols

Plan. On the Distribution Date, 434,400 restricted shares of the Company’s common stock issued under the Carrols Plan, which includes the 288,435 restricted shares of the Company’s common stock issued upon the conversion of unvested stock options under the Carrols Plan, are expected to be outstanding, and therefore, 434,400 restricted shares of Fiesta Restaurant Group common stock will be issued and distributed on the Distribution Date.

The Employee Matters Agreement also addresses certain other matters, such as responsibility for COBRA coverage, compensation-related tax deductions and customary indemnification.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Employee Matters Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Transition Services Agreement

Under the Transition Services Agreement (the “Transition Services Agreement”) dated as of April 24, 2012 among the Company, Carrols, Fiesta Restaurant Group and Carrols LLC (solely with respect to indemnification), the Company and Carrols have agreed to provide certain support services (including accounting, tax accounting, treasury management, internal audit, financial reporting and analysis, human resources, and employee benefits management, information systems, restaurant systems support, legal, property management and insurance and risk management services) to Fiesta Restaurant Group, and Fiesta Restaurant Group has agreed to provide certain limited management services (including certain legal services) to the Company and Carrols.

The Transition Services Agreement establishes a baseline charge for each category or component of services to be provided and/or pro-rates the overall cost of such category or categories of services between Fiesta Restaurant Group and the Company and its subsidiaries. The price to be charged for each service will be based on the allocated cost of providing such service.

The Transition Services Agreement will be effective upon the Spin-Off and it will continue for a minimum term of three years, provided that Fiesta Restaurant Group may extend the term of the Transition Services Agreement by one additional year upon 90 days prior written notice to the Company and Carrols, provided further that Fiesta Restaurant Group may terminate the Transition Services Agreement with respect to any service provided thereunder at any time and from time to time upon 90 days prior written notice to the Company and Carrols.

Under the Transition Services agreement, the parties will exercise at least the same degree of care as it has historically exercised in performing the services including at least with the same level of quality, responsiveness and timeliness and utilizing individuals of such experience, training and skill.

The Transition Services agreement provides that each party will maintain, books and records in reasonable and customary detail pertaining to the provision of services. Each party will have the right to review such records.

Under the Transition Services Agreement, each party has agreed to reasonably cooperate with the other in carrying out the provisions of the Transition Services Agreement, including, but not limited to, exchanging information, providing electronic systems used in connection with the services, using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations under the Transition Services Agreement. In contemplation of termination of any services, each party has agreed with the other to cooperate in transitioning such services.

The Transition Services Agreement also provides that, subject to customary exception, each party has agreed to take all reasonable measures to maintain the confidentiality of confidential information and disclose such information only to its employees with a need to know such information. In addition, each party’s confidential information supplied or developed by such party will remain the sole and exclusive property of such party.

Each party will indemnify the other from all liabilities (i) relating to a breach of the agreement or (ii) (1) incurred by a party or its affiliates or (2) of third parties unrelated to a party or its affiliates, in the case of (1) and (2) caused by the gross negligence or willful misconduct of any employee of an indemnifying party or its affiliates in connection with such party’s performance under the Transition Services Agreement, except to the extent that any such liabilities are caused by the indemnified party. The procedures with respect to claims subject to indemnification will be governed by the Separation Agreement.

The parties have agreed to use their respective reasonable best efforts to resolve expeditiously any disputes between them with respect to the matters covered by the agreement. In the event that the parties are unable to resolve a dispute in the manner and within the time periods specified in the Transition Services Agreement, the dispute will be resolved in accordance with the arbitration procedures set forth in the Separation Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Transition Services Agreement, which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

On April 25, 2012, the Company issued a press release announcing that (i) its Board of Directors has given final approval of the Spin-Off of Fiesta Restaurant Group by the Company, (ii) the Record Date of the Distribution in connection with the Spin-Off will be April 26, 2012, and (iii) the Distribution Date for the Spin-Off will be May 7, 2012. The entire text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Separation and Distribution Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc.

10.2	Tax Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc.

10.3	Employee Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc.

10.4	Transition Services Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc.

99.1	Carrols Restaurant Group, Inc. Press Release dated April 25, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	April 26, 2012

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary